Exhibit 5.3

August 24, 2023

Dycom Industries, Inc.

Dycom Investments, Inc.

11780 U.S. Highway 1, Suite 600

Palm Beach Gardens, Florida 33408

Re:	That certain automatic shelf registration statement on Form S-3 (the “Registration Statement”), as filed with the United States Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on August 24, 2023, relating to the issuance of an indeterminate amount of securities of each identified class within the Registration Statement (the “Securities”) by the Registrants (as defined below).

Ladies and Gentlemen:

We have acted as special counsel in the State of Georgia to (i) UtiliQuest, LLC, a Georgia limited liability company (“UtiliQuest”); (ii) NeoCom Solutions, LLC, a Georgia limited liability company (“NeoCom”); and (iii) Engineering Associates, LLC, a Georgia limited liability company (“Engineering Associates” and together with UtiliQuest and NeoCom are collectively referred to as the “Georgia Subsidiaries” and individually as a “Georgia Subsidiary”), each being a subsidiary of Dycom Industries, Inc., a Florida corporation (“Dycom Industries”), which is in turn the parent corporation of Dycom Investments, Inc. a Delaware corporation (“Dycom Investments”), in connection with:

A.	the preparation and filing by Dycom Industries, Dycom Investments, and certain other subsidiaries of the Company (collectively, the “Subsidiaries,” and, together with the Dycom Industries, Dycom Investments and the Georgia Subsidiaries the “Registrants”) of the Registration Statement with the U.S. Securities and Exchange Commission (“SEC”);
B.	that certain form of Indenture to be executed by Dycom Investments and the Georgia Subsidiaries, Dycom Industries and certain other Subsidiaries of Dycom Industries identified therein (the “Other Dycom Subsidiaries” and, together with the Georgia Subsidiaries, are collectively referred to as the “Guarantors”), as guarantors, jointly and severally guaranteeing the payment of principal and interest and the performance of other obligations due by Dycom Investments under certain unsecured debentures, notes or other evidences of indebtedness (the “Dycom Investments Notes”) to be issued by Dycom Investments thereunder from time-to-time pursuant to the Indenture (the “Dycom Investments Indenture”);
ALABAMA • FLORIDA • GEORGIA • LOUISIANA • MARYLAND • MISSISSIPPI • SOUTH CAROLINA • TENNESSEE • TEXAS • VIRGINIA • WASHINGTON, D.C.

Dycom Industries, Inc.

Dycom Investments, Inc.

August 24, 2023

C.	that certain form of Indenture to be executed by Dycom Industries and the Guarantors, as guarantors, jointly and severally guaranteeing the payment of principal and interest and the performance of other obligations due by Dycom Industries under certain unsecured debentures, notes or other evidences of indebtedness (the “Dycom Industries Notes”) to be issued by Dycom Industries thereunder from time-to-time pursuant to the Indenture (the “Dycom Industries Indenture”) (Dycom Investments, Dycom Industries and the Guarantors are sometimes hereinafter collectively referred to as the “Dycom Parties” and individually, as a “Dycom Party”); and
D.	the preparation and filing of the prospectus forming a part of the Registration Statement (the “Prospectus”), by which Dycom Investments and Dycom Industries will prospectively be offering for sale the Dycom Investments Notes and the Dycom Industries Notes to potential investors.

The transactions described in clauses (A), (B), (C) and (D) above are sometimes hereinafter collectively referred to as the “Shelf Offering” and the Dycom Investments Notes and the Dycom Industries Notes are sometimes hereinafter collectively referred to as the “Notes”.

At your request, we are giving this opinion only with respect to the Georgia Subsidiaries.

We have examined and rely solely upon the following documents for the purposes of rendering this opinion (collectively, the “Examined Documents”):

1.                  the Registration Statement;

2.                  unexecuted forms of the Dycom Investments Indenture and the Dycom Industries Indenture, which were included as exhibits to the Registrants’ Registration Statement on Form S-3/A filed with the SEC on May 18, 2011 and are incorporated by reference as exhibits to the Registration Statement (hereinafter the foregoing are sometimes collectively referred to herein as the “Indentures” or the “Opinion Documents”);

3.                  an executed copy of that certain Omnibus Secretary’s Certificate of UtiliQuest, NeoCom and Engineering Associates, dated as of August 24, 2023 (the “Secretary’s Certificate”), together with copies of each of the following attached thereto:

(a)               (i) the Georgia Certificate of Existence of UtiliQuest issued by the Georgia Secretary of State’s Office on August 23, 2023 (the “UtiliQuest Certificate of Existence”); (ii) the Certificate and Articles of Organization of UtiliQuest, dated March 10, 1998, as amended by its Articles of Amendment, dated July 15, 1999, and Certificate and Articles of Merger of UtiliQuest, dated July 25, 2015, all as certified by the Georgia Secretary of State’s Office on August 15, 2023; (iii) the Third Amended and Restated Operating Agreement of UtiliQuest, LLC, dated as of September 30, 2009, as amended by the First Amendment, dated as of January 31, 2021, and (iv) the executed resolutions of the Board of Directors of UtiliQuest, dated as of August 24, 2023, authorizing, among other things, the Shelf Offering and the prospective execution of the Indentures by UtiliQuest;

Dycom Industries, Inc.

Dycom Investments, Inc.

August 24, 2023

(b)               (i) the Georgia Certificate of Existence of NeoCom issued by the Georgia Secretary of State’s Office on August 23, 2023 (the “NeoCom Certificate of Existence”); (ii) the Certificate and Articles of Incorporation of NeoCom, dated December 29, 2000, the Certificate of Conversion and Articles of Organization of NeoCom, dated August 29, 2015, and Certificate of Merger of NeoCom, dated August 29, 2015, all as certified by the Georgia Secretary of State’s Office on August 15, 2023; (iii) the Agreement of Limited Liability Company of NeoCom, dated August 28, 2015; and (iv) the executed resolutions of the Board of Directors of NeoCom, dated as of August 24, 2023, authorizing, among other things, the Shelf Offering and the prospective execution of the Indentures by NeoCom; and

(c)               (i) the Georgia Certificate of Existence of Engineering Associates issued by the Georgia Secretary of State’s Office on August 23, 2023 (the “Engineering Associates Certificate of Existence”); (ii) the incorporation / formation documents of Engineering Associates, as amended and modified by various Certificates and Articles of Merger from time to time and the Certificate of Conversion and Articles of Organization of Engineering Associates, dated July 25, 2015, all as certified by the Georgia Secretary of State’s Office on August 15, 2023, (iii) the Agreement of Limited Liability Company of Engineering Associates, dated July 25, 2015, and (iv) the executed resolutions of the Board of Directors, dated as of August 24, 2023, authorizing, among other things, the Shelf Offering and the prospective execution of the Indentures by Engineering Associates.

4.                  Such other limited liability company documents and records of each of the Georgia Subsidiaries and such other instruments and certificates of public officials and the officers and representatives of the Georgia Subsidiaries as we deemed appropriate in our professional judgment.

5.                  To the extent that opinions expressed below involve matters of fact, we have relied, without investigation, upon the representations and warranties made in the Registration Statement and Opinion Documents.

assumptions

In making such examinations, we have with your permission assumed that:

(a)               except as otherwise expressly provided in our opinion paragraph 1 below, the Relevant Parties are duly organized, validly existing and in good standing under the laws applicable in the jurisdictions of their respective organization and existence and in all other places in which they are conducting their respective businesses, and are validly existing in good standing under the laws of the jurisdictions where they are required to exist or be qualified for the purpose of selling, issuing, purchasing and exchanging the Notes (as applicable), with full power and authority to sell, issue, purchase and exchange the Notes (as applicable). For the purposes of this opinion letter, the term “Relevant Parties” shall mean the Dycom Parties, the Trustee and the holders of the Notes;

Dycom Industries, Inc.

Dycom Investments, Inc.

August 24, 2023

(b)               the Examined Documents have been duly authorized, executed, acknowledged (as applicable), and delivered by each of the Relevant Parties (other than the Georgia Subsidiaries) for value received, and nothing in the charter, bylaws (or the equivalent thereof), the operating agreement, articles of organization, partnership agreement or certificate of limited partnership or any other organizational document of any of the Relevant Parties (other than the Georgia Subsidiaries) prohibits or impairs any such Relevant Parties from executing the Opinion Documents or performing the transactions contemplated by the Opinion Documents and each of the Relevant Parties (other than the Georgia Subsidiaries) has the full corporate, partnership, limited liability company and/or other entity power and authority to execute, deliver and perform its obligations under the Opinion Documents and all documents required to be executed, delivered and performed thereunder;

(c)               the Opinion Documents, the Examined Documents and the respective copies of each that have been examined by us conform to the respective originals;

(d)               no court order, administrative ruling, contract, regulation or statute (other than, with respect to the Georgia Subsidiaries, a regulation or statute of Georgia) governing any of the Relevant Parties prohibits or limits any of the Relevant Parties from executing the Opinion Documents or performing the transactions contemplated by the Opinion Documents;

(e)               the Opinion Documents and the Examined Documents fully express the agreements and understandings of the parties thereto, and there are no other verbal or written agreements or provisions set forth in any other document(s) which would bear upon the opinions expressed herein, and there exists no usage of trade or course of prior dealing among any parties which could supplement or qualify the terms of the Opinion Documents or the Examined Documents;

(f)                the genuineness of all signatures; and

(g)               the legal capacity of each natural person who executed any document relied upon by us as set forth above in this Opinion, including, without limitation, the Examined Documents.

Although we have not conducted an independent investigation of the accuracy of any of these assumptions, nothing has come to our attention leading us to question the material accuracy of said assumptions.

Dycom Industries, Inc.

Dycom Investments, Inc.

August 24, 2023

opinions

Subject to the foregoing assumptions and further qualifications and limitations as stated herein, we are of the opinion that:

1.           (a)       UtiliQuest has been duly organized as a limited liability company and is validly existing under the laws of the State Georgia;

(b)             NeoCom has been duly organized as a limited liability company and is validly existing under the laws of the State of Georgia; and

(c)               Engineering Services has been duly organized as a limited liability company and is validly existing under the laws of the State of Georgia.

2.               Each of the Georgia Subsidiaries has the requisite limited liability company power and capacity to guarantee the Notes pursuant to the terms of the Indentures and perform their respective obligations as Guarantors.

3.              The participation of the Georgia Subsidiaries as guarantors under the transactions contemplated by the Registration Statement, and the prospective execution, delivery and performance by each of the Georgia Subsidiaries of its respective obligations under the Opinion Documents have been duly authorized by all requisite limited liability company action on the part of such entities and, as of the date of each respective transaction, each such entity has the power to enter into the transactions contemplated therein.

qualifications and limitations

Notwithstanding anything herein to the contrary, the opinions set forth above are qualified and limited as stated therein and are further qualified as follows, and we express no opinion as to the following:

(i)                 We have not undertaken any independent investigation to determine the existence or absence of any facts (other than those which are readily ascertainable or which are material to our rendering the above opinions) contrary to the opinions expressed herein, and no inference as to the knowledge of the existence of such facts should be drawn from the fact of our representation of the Georgia Subsidiaries.

(ii)              We express no opinion as to the validity or enforceability of any of the Opinion Documents, other than as opined respecting valid authorization, execution and delivery by the Georgia Subsidiaries.

(iii)            We express no opinion as to the application or effect of any federal or state securities or anti-trust laws, rules or regulations on or to the transaction.

(iv)            This Opinion Letter and the opinions rendered herein are rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in or any new developments which might affect any matters or opinions set forth herein.

Dycom Industries, Inc.

Dycom Investments, Inc.

August 24, 2023

The foregoing opinions represent our current professional judgment but are not a guaranty or warranty as to the certainty of the matter.

The opinions expressed in this letter are given for your benefit and your successors and assigns and may be relied upon by Shearman & Sterling LLP, as your legal counsel, in connection with the Shelf Offering and the filing of the Registration Statement and we hereby consent to the filing of this letter as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Except as expressly permitted herein, this letter may not be otherwise reproduced, quoted in whole or in part, filed publicly, or circulated to, relied upon by, nor used in connection with any other transaction. This letter addresses the law as of the date hereof and we undertake no obligation to inform you of any changes in the law occurring after the date hereof.

The foregoing opinions are limited to the laws of the State of Georgia with respect to the Georgia Subsidiaries as are presently in effect in each such state, excluding the securities provisions thereof. We have not considered and express no opinion on the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto.

Very truly yours,
BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ, PC

/s/ Nathanael P. Kibler
Nathanael P. Kibler, Esq., Shareholder